Exhibit 99.1

Media Contact:
Amy Meshulam
Edelman
P: 323.202.1065
amy.meshulam@edelman.com

Investor Contact:
John Vuko
Chief Financial Officer, Genitope Corporation
P: 650.482.2000
IR@genitope.com
DATA SAFETY MONITORING BOARD RECOMMENDS CONTINUATION OF MYVAX® PERSONALIZED IMMUNOTHERAPY PHASE 3 TRIAL AFTER SECOND INTERIM ANALYSIS
Conference Call to be held Friday, July 28 at 9:00 AM EDT
REDWOOD CITY, Calif. – July 27, 2006 – Genitope Corporation (NASDAQ: GTOP) today announced that its independent Data Safety Monitoring Board (DSMB) reviewed the second planned interim analysis of data for efficacy in its pivotal Phase 3 clinical trial for treatment of follicular non-Hodgkin’s Lymphoma (fNHL) and recommended that the trial continue as planned. The clinical trial will be completed by December 2007.
This trial evaluates the safety and efficacy of the company’s lead product candidate, MyVax® personalized immunotherapy, in patients with previously untreated fNHL. The trial compares patients treated with MyVax® personalized immunotherapy to patients treated with a nonspecific immunotherapy control.
The company will hold a conference call Friday, July 28, 2006 at 9:00 AM EDT. The dial-in number for U.S. and Canada is 866-770-7146 (passcode 93670350). The international dial-in is 617-213-8068 (passcode 93670350). The call can also be accessed in a listen-only mode on Genitope Corporation’s Web site at www.genitope.com. The Web cast will be archived for 30 days.
About Genitope Corporation
Genitope Corporation (Redwood City, Calif.) is a biotechnology company focused on the research and development of novel immunotherapies for the treatment of cancer. Genitope Corporation’s lead product candidate, MyVax® personalized immunotherapy, is a patient-specific active immunotherapy based on the unique genetic makeup of a patient’s tumor and is designed to activate the patient’s immune system to identify and attack cancer cells. For more information on the company, please log on to http://www.genitope.com.
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Forward-Looking Statements
This news release contains “forward-looking statements.” For this purpose, any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements, including but not limited to statements about the timing of completion and results of the pivotal Phase 3 clinical trial of MyVax® personalized immunotherapy. There are a number of important factors that could cause Genitope Corporation’s results to differ materially from those expressed in or implied by these forward-looking statements, including without limitation, risks and uncertainties relating to the progress, timing and results of Genitope Corporation’s clinical trials and other research and development activities, the manufacturing of MyVax® personalized immunotherapy and other risks detailed in Genitope Corporation’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 filed by Genitope Corporation with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Genitope Corporation undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.
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